SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

CNL HOSPITALITY PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CNL HOSPITALITY PROPERTIES, INC. 2003 ANNUAL REPORT — PROXY Q & A

Answers to Questions

Question:	Are my distributions about to be reduced?

Answer:	Effective August 1, 2004, the company expects to declare a distribution which will produce a 7% annualized return, based on a price of $10 per share. The company sold its shares in its most recent offering for $10 per share. That offering ended in March 2004.

For the year ended December 31, 2003, the company declared distributions which produced an annualized return of 7.75%. Consistent with existing policies, distributions will continue to be made at the discretion of the board of directors of the company, depending on various factors.

Question:	What “various factors”?

Answer:	These factors include cash flows from operations and the company’s financial condition and are subject to the obligation of the board of directors to ensure that the company remains qualified as a REIT for federal income tax purposes. The company is required to distribute annually at least 90% of its taxable income to remain qualified as a REIT.

Question:	When will the 7% distribution be reflected in my distribution check?

Answer:	The 7% distribution will be reflected in the distribution checks to be issued for the third quarter of this year, at the end of September.

Question:	How often will the distribution be declared?

Answer:	The company’s policy will be to declare distributions on a quarterly basis to the extent that cash is available for distribution.

Question:	How often will the distribution be paid?

Answer:	The company’s policy will be to pay distributions to its stockholders on a quarterly basis to the extent that cash is available for distribution.

Question:	Are my shares really worth $10.00 per share?

Answer:	The offering price of the company’s common shares has been $10 per share in all five of its public offerings, the last of which was completed in March 2004. The company’s common shares are not publicly traded and therefore there is no public market for the common shares on which to base market value. Please be aware that if the merger on which you are voting is approved, and if the company’s shares are listed, the price per share will be determined by the marketplace and your shares will be freely tradeable. Common stock that is not publicly traded is generally considered illiquid and the $10 per share price which you paid in connection with one or more of our five best-efforts public offerings may not be realized when you seek to liquidate your common shares.

Question:	Any other question about valuation.

Answer:	We have no further information about the valuation of your shares.